Exhibit 5.3

Your Ref: Our Ref: Tel No: Fax No:	JT/jt/24176.0003/5 +65 6307 9928 +65 6307 9929	Please Respond To: Direct Dial: Email:	Joanna Teng +65 6307 9936 joanna.teng@cains.com

NCL Corporation Ltd. 7665 Corporate Centre Drive Miami Florida 33126	13 May 2010

Dear Sirs,

Norwegian Dawn Limited (Company Registration No: 001947V) (NDL), and

Norwegian Star Limited (Company Registration No: 001949V) (NSL)

together, the Companies and each, a Company.

Preliminary

1.	We are a firm of advocates practising the laws of the Isle of Man and are qualified to give you this legal opinion under Isle of Man law.

2.	We understand that:

2.1	NCL Corporation Ltd. (the Issuer) has offered to exchange US$450,000,000 principal amount of its 11.75% Senior Secured Notes due 2016 and the guarantees thereof (the Current Securities) for new 11.75% Senior Secured Notes due 2016 and the guarantees thereof registered under the Securities Act of 1933 (the New Securities).

2.2	The New Securities will be issued under the indenture dated 12 November 2009 made between among others, the Issuer, the Companies (as subsidiary guarantors) and U.S. Bank National Association (as trustee) (the Indenture).

Documents Examined

3.	For the purpose of giving this legal opinion we have examined copies of the following documents (but no others):

3.1	a draft of the preliminary prospectus relating to the exchange of the New Securities for the Current Securities, provided to us by email on 12 May 2010 (the Prospectus);

3.2	the Indenture;

3.3	the Memorandum and Articles of Association of each Company appearing on the file of the Company maintained by the Isle of Man Registrar of Companies (the Registrar) appointed pursuant to the Companies Act 2006 (the Act) on 13 May 2010 (the Search Date); and

3.4	the resolutions of the Board of Directors by way of unanimous written consent of:

(i) NDL passed on 2 November 2009; and

(ii) NSL passed on 2 November 2009

(together, the Board Resolutions).

For the purposes of this legal opinion, the Prospectus and the Indenture are together referred to as the Documents.

Searches

4.1	On the Search Date, we procured a search of the file maintained by the Registrar in relation to each Company. Please note that our search only reflected documentation which had been processed by the Registrar and placed on each Company’s file and did not reflect matters which had been lodged for registration, but had not actually been placed on such file.

4.2	On the Search Date, we also procured that an online search of the Court Indices via the General Registry website in the Isle of Man be undertaken in respect of each Company. However, we would ask you to note that the search cannot be relied upon as the Court Indices are updated once a week and they only record default proceedings. In spite of its deficiencies, a search of the Court Indices is the only means of checking whether or not an individual or entity is a party to the proceedings in the Isle of Man.

Isle of Man Law

5.	We have not investigated the laws of any jurisdiction other than the Isle of Man and this opinion is given only with respect to the currently applicable laws of the Isle of Man and is given on the basis that it will be governed by and construed in accordance with such laws.

Assumptions

6.	For the purposes of giving this legal opinion, we have assumed:

6.1	the genuineness of all signatures; the capacity of all signatories; the authenticity and completeness of all documents submitted to us as copies; and the correctness of all facts stated in and representations made in the Documents (except as otherwise expressly opined upon herein);

6.2	that we have been provided with copies or originals of all documents which are relevant to the transaction governed by, or referred to in, the Documents or which might affect the opinions expressed in this opinion letter;

6.3	that no laws (other than of the Isle of Man) which may apply with respect to the Documents or the transactions and matters contemplated thereby would be such as to affect any of the opinions stated herein;

6.4	that no provisions of the laws of any jurisdictions outside the Isle of Man would be contravened by the execution or delivery of the Documents;

6.5	that, insofar as any obligation under any of the Documents fails to be performed in any jurisdiction outside the Isle of Man, its performance would not be unlawful by virtue of the laws of that jurisdiction;

6.6	that each of the Documents is valid, binding and effective and imposes valid, legally binding and enforceable duties and liabilities on the parties thereto in accordance with its terms under the laws by which it is expressed to be governed and any other applicable law (excluding the laws of the Isle of Man);

6.7	that, as at the Search Date, the file maintained by the Registrar in relation to each Company accurately and completely recorded and reflected all resolutions passed and other actions or events in relation to each Company or any other party to deliver forms or documents to the Registrar;

6.8	that the resolutions set out in the Board Resolutions were duly passed by all of the duly appointed directors of each Company and that such resolutions have not been varied, amended or revoked and remain in full force and effect at the date of this letter;

6.9	the accuracy and currency of the records and filing systems maintained at the public offices where we have searched or inquired or have caused searches or inquiries to be conducted;

6.10	that the directors of each Company are acting bona fide in the best interests of that Company; and

6.11	that there are no vitiating factors of which we are unaware such as fraud, undue influence or duress, which might affect the opinions expressed in this letter.

Opinions

7.	On the basis of the above assumptions and subject to any matters not disclosed to us and to the qualifications set out below, we are of the opinion that:

Status

7.1	Each Company is a company limited by shares duly incorporated and validly existing under the laws of the Isle of Man and possesses the capacity to sue and to be sued in its own name.

Capacity

7.2	Each Company has the corporate capacity to execute, deliver and perform its obligations under the Documents.

Authority

7.3	Each Company has passed all necessary resolutions and taken all necessary corporate actions to authorise the execution, delivery and performance of each Document and to incur the obligations referred to therein.

Authority and Due Execution

7.4	The Indenture, including the Companies’ guarantees of the New Securities, have been executed by duly authorised representatives of each Company and constitutes legal, valid and binding obligations of each Company enforceable in accordance with their respective terms and conditions.

No Liquidator or Receiver

7.5	As far as was shown on the Search Date on the file of each Company maintained by the Registrar, no steps have been or are being taken to appoint a receiver, liquidator or analogous person or body over or to wind up or dissolve any Company or to take analogous action. However, please note the contents of paragraph 4.1 above.

No Default Proceedings Revealed

7.6	As at the Search Date, our search of the Court Indices via the General Registry website in the Isle of Man did not reveal the existence of any default proceedings in the Isle of Man to which any Company is a party. However, please note the contents of paragraph 4.2 above.

Qualifications

8.	Notwithstanding the foregoing, this legal opinion is subject to the following qualifications:

8.1	We express no opinion as to the financial capacity of any Company to perform its obligations under the Documents.

8.2	We express no opinion as to the accuracy of, or justification for, any judgment or expression of opinion in any of the Documents or any statement of fact contained therein.

Reliance

9.	This opinion is addressed to you personally and is provided solely in connection with the Documents.

10.	We further consent to the filing of this opinion as an exhibit to the registration statement on Form F-4 (the Statement) filed with the US Securities and Exchange Commission (the Commission) on the date hereof and to the references to our firm under the caption entitled “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion may be disclosed to O’Melveny and Myers LLP, your professional advisers, who may rely upon this opinion as to matters of Isle of Man law for the purposes of giving its opinion, which is also to be filed as an exhibit to the Statement.

Yours faithfully,

/s/ Cains

CAINS ADVOCATES LIMITED

4